Exhibit 99

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	March 25, 2021

Contact:	Nelli Madden
732-577-4062

UMH PROPERTIES, INC. PUBLISHES ITS 2020 ANNUAL REPORT

FREEHOLD, NJ, March 25, 2021…….UMH Properties, Inc. (NYSE:UMH), a real estate investment trust (REIT) specializing in manufactured home communities, announced today that it has published its 2020 Annual Report. It is now available on the Company’s website at www.umh.reit.

Samuel A. Landy, President and Chief Executive Officer, commented, “We are proud to announce that our 2020 Annual Report is now up on our website. 2020 was a transformational year for UMH during which we generated exceptional results on all fronts and positioned our Company for future growth. We encourage everyone to read our Annual Report to gain further information on our Company and our future outlook.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 126 manufactured home communities with approximately 23,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama and South Carolina. In addition, the Company owns a portfolio of REIT securities.

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A NYSE Company: Symbol - UMH

since 1968